Exhibit 99.1
For immediate release

BEYOND MEAT® TO DELAY REPORTING FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS UNTIL MARCH 31, 2026

CONFERENCE CALL TO BE HELD AT 5:00 PM EASTERN, 2:00 PM PACIFIC ON MARCH 31, 2026

El Segundo, CALIF. (MARCH 25, 2026) -- Beyond Meat, Inc. (NASDAQ: BYND), otherwise known as Beyond The Plant Protein CompanyTM (the “Company”), announced today that it is rescheduling the reporting of its financial results for the fourth quarter and full year ended December 31, 2025 until Tuesday, March 31, 2026 after market close.

As previously announced, the Company is in the process of completing its fourth quarter and year-end financial close procedures and in addition to other previously identified material weaknesses, the Company determined that a material weakness in internal control over financial reporting existed as of December 31, 2025, related to controls associated with the accounting for its inventory provision, including amounts recorded for the provision of excess and obsolete inventory. As part of its fourth quarter and year-end financial close procedures, and in reviewing the impact of the identified material weaknesses on the Company’s financial statements, the Company identified certain errors related to its previously issued financial statements for 2025. Specifically, for the first three quarters of 2025, the errors resulted in an understatement of cost of goods sold and certain selling, general and administrative expenses, and an overstatement of loss from impairment in the third quarter of 2025. Management currently believes that the errors are immaterial to the previously issued quarterly financial statements for the first three quarters of 2025 and will be corrected prospectively when the Company files its quarterly reports in fiscal 2026. The Company requires additional time to complete its analysis and expects to provide additional information regarding the prospective corrections in Item 9B Other Information of the Company’s Form 10-K expected to be filed on March 31, 2026.

The Company now expects to host a conference call to discuss its fourth quarter and full year 2025 financial results at 5:00 p.m. Eastern, 2:00 p.m. Pacific on Tuesday, March 31, 2026. Investors interested in participating in the live call can dial 412-902-4255.

The Company also expects to file its Annual Report on Form 10-K for the full year ended December 31, 2025 that same day after market close.

About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND), otherwise known as Beyond The Plant Protein CompanyTM, is a plant protein company offering a portfolio of plant-based products made from simple ingredients without GMOs, no added hormones or antibiotics, and 0mg of cholesterol per serving. Founded in 2009, Beyond Meat’s core products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. The Company’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based protein to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. Visit www.BeyondMeat.com and follow @BeyondMeat on Facebook, Instagram, Threads and LinkedIn.

Beyond Meat Forward Looking Statements
Certain statements in this release constitute “forward-looking statements” within the meaning of the federal securities laws, including statements related to the Company’s review and analysis of its inventory balances, including amounts recorded for the provision of excess and obsolete inventory and the potential impact on the Company’s financial statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, our review and analysis of our inventory balances and their potential impact on the Company’s financial statements, which could be material and could result in a determination by the audit committee of the Company’s board of directors that certain of our previously issued financials statements can no longer be relied upon, if we identify additional material weaknesses in our internal control over financial reporting and disclosure controls and procedures, our inability to timely file reports with the U.S. Securities and Exchange Commission (“SEC”), our ability to satisfy covenants under our debt instruments or other agreements, or our inability to obtain waivers related to any breach of such covenants, and the risks discussed under the heading “Risk Factors” in Beyond Meat's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 5, 2025, Beyond Meat’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2025 filed with the SEC on May 8, 2025, Beyond Meat’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025 filed with the SEC on August 8, 2025, and Beyond Meat’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2025 filed with the SEC on November 12, 2025, as well as other factors described from time to time in Beyond Meat’s filings with the SEC. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If Beyond Meat does update one or more forward-looking statements, no inference should be made that Beyond Meat will make additional updates with respect to those or other forward-looking statements.

Contacts
Media:
Shira Zackai
shira.zackai@beyondmeat.com

Investors:
Raphael Gross
beyondmeat@icrinc.com